Exhibit 10.23

SECURED CREDITOR SALE AGREEMENT

by and between

BRIDGE BUSINESS CREDIT, LLC, as

secured party in possession,

As “Seller”

and

SECOND EMPIRE, LLC

As “Buyer”

November 6, 2024

SECURED CREDITOR SALE AGREEMENT

THIS SECURED CREDITOR SALE AGREEMENT (this “Agreement”) is made and entered into effective as of November 6, 2024 (the “Effective Date”), by and between BRIDGE BUSINESS CREDIT, LLC, a Michigan limited liability company, as secured party in possession (“Seller”) and SECOND EMPIRE, LLC, a Delaware limited liability company (the “Buyer”).

WHEREAS, M&T Bank, successor by merger to People’s United Bank, National Association, (the “Bank”) extended loans to Empire Coffee Company, Inc., a New York corporation (the “Borrower”), pursuant to Loan and Security Agreement dated October 23, 2015 (the “Loan and Security Agreement”), a Revolving Note and a Term Note;

WHEREAS, in order to secure payment and performance of any and all Obligations (as defined in the Loan and Security Agreement) of Borrower to Bank, including those arising under the Revolving Note, the Term Note, and the Loan and Security Agreement, Borrower granted to Bank security interests and liens upon certain property including, but not limited to, the Purchased Assets (as defined herein), (the “Collateral”) pursuant to the terms of the Loan and Security Agreement, as well as certain other documents, instruments, guaranties, security agreements, pledge agreement, and other agreements executed and/or delivered by Borrower and the guarantors a party thereto pursuant to the Loan Agreement or in connection therewith (together with the Loan and Security Agreement, collectively, the “Bank Loan Documents”);

WHEREAS, Bank sold and assigned to Seller the Bank Loan Documents;

WHEREAS, Seller and Borrower amended and restated the Loan and Security Agreement pursuant to the terms of that certain Amended and Restated Loan Agreement dated as of May 10, 2024 (the “Loan Agreement”) and an Amended and Restated Promissory Note dated May 10, 2024 (the “Note”);

WHEREAS, Borrower also executed and delivered to Seller a Security Agreement (All Assets) dated as of May 10, 2024 (the “Security Agreement”), as well as certain other documents, instruments, guaranties, security agreements, pledge agreement, and other agreements executed and/or delivered by Borrower and the guarantors a party thereto pursuant to the Loan Agreement or in connection therewith (together with the Loan Agreement, the Note and the Security Agreement, collectively, the “Loan Documents”);

WHEREAS, Borrower is in default under the Loan Agreement and the other Loan Documents; and

WHEREAS, contemporaneously with the effectiveness of this Agreement, Borrower has agreed to provide Seller with peaceful possession of the Purchased Assets in accordance with that certain Collateral Surrender and Sale Agreement, dated as of October 8, 2024, by and between Seller and Borrower (the “Surrender Agreement”), a copy of which is annexed hereto as Exhibit A; and

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WHEREAS, in accordance with its rights as a secured party under the Uniform Commercial Code as in effect in the State of New York or such other jurisdiction as is applicable (the “UCC”) and the rights granted to Seller under the Loan Documents, and subject to the terms and conditions contained herein, (i) the Seller, as secured party in possession, desires to sell the Borrower’s right, title, and interest in and to the assets which constitute Collateral on an “AS IS, WHERE IS” basis, with no representations or warranties of any kind, expressly disclaiming warranty of title, except as expressly set forth in Article IV of this Agreement, and (ii) the Buyer desires to pay for and accept such assets, upon the terms and subject to the conditions set forth herein (the “Proposed Transaction”).

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the signatories hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Cash Purchase Price” has the meaning set forth in Section 2.4.

“Claims” means any and all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities.

“Collection Account” means that certain lockbox maintained by the Seller for the account of the Borrower at JPMorgan Chase, account number ending 8272.

“Governing Authority” means any: (i) federal, state, local, municipal, foreign or other government; (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iii) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

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“Intellectual Property” means any and all intellectual property or similar proprietary rights in, arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, whether registered or unregistered: patents, and equivalent or similar rights anywhere in the world in inventions and discoveries including rights in invention disclosures, copyrights, trademarks, software, mask-work registrations, inventions, proprietary data, domain names, social media accounts, trade secrets, databases, and design rights; any service mark, trade dress or similar rights arising from artwork, packaging, labeling, designs, publicity, advertising copy, and promotional materials; rights of publicity, rights of privacy, and any rights arising from a person’s picture, photograph, image, name, nickname, signature, likeness, biographical details, performances, characteristics, endorsements, voice, and/or other indicia of identity, and all ownership and exploitation rights in such persona, including production, reproduction, distribution, adaptation, performance, display, fixation, exhibition, broadcast, merchandising, and all other rights of communication to the public, and the right to exploit such persona throughout the universe in perpetuity in all media, markets, and languages and in any manner now known or hereafter devised, including moral rights or droit moral; and all registrations, applications, recordings, and common-law rights relating to any of the foregoing, all rights to sue at law or in equity for any infringement or other impairment thereto, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto.

“Lien” means any mortgage, pledge, charge, hypothecation, lien (statutory or otherwise), preference, priority, security interest, tax owed, security agreement, easement, covenant, encroachment, condition, covenant, claim, exception, option, equity, right, restrictions on transfer or other encumbrance of any kind or nature whatsoever (whether absolute, accrued, disputed, contingent or otherwise).

“Lockbox” means that certain lockbox maintained by the Seller for the account of the Borrower, account number ending 8636.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governing Authority.

“Purchased Assets” means, the following assets of the Borrower, which were surrendered to Seller pursuant to the Surrender Agreement, (i) all accounts receivables (the “Accounts Receivable”); (ii) all packaging inventory; (iii) all green coffee inventory; (iv) all machinery and equipment, (v) all assets used or held for use by the Borrower and used or usable in connection with the operation of the Borrower’s business, including, without limitation, all Intellectual Property, (vi) all purchase orders relating to the foregoing, (vii) all customer lists, email lists and all other digital material that is related to, or used by, the Borrower’s business, (viii) all books and records and historical data of the Borrower, including supplier customer history and vendor history, and (ix) all products and proceeds of the foregoing.

ARTICLE II

PURCHASE AND SALE OF ASSETS

2.1 Purchase and Sale of Purchased Assets.

a. On the terms and subject to the conditions set forth in this Agreement, the Buyer shall purchase from the Seller, and the Seller, as holder of a security interest in, among other things, the Purchased Assets, in accordance with Sections 9-610 and 9-617(a) of the UCC, shall, through a secured creditor’s private sale, sell, convey, assign, transfer and deliver to the Buyer on the “Closing Date” (as that term is defined below), all right, title and interest in and to the Purchased Assets on an “AS IS, WHERE IS” basis, with no representations or warranties, express or implied, including no warranty of title, except as expressly set forth in Article IV of this Agreement.

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b. At the Closing, except as otherwise set forth herein, Seller shall deliver to Buyer an Article Nine Secured Party’s Bill of Sale with respect to the Purchased Assets in the form attached hereto as Exhibit B (the “Secured Party’s Bill of Sale”), free and clear of Liens of Seller.

c. For clarity, Buyer does not assume any of the liabilities of Seller in connection with its purchase hereunder.

2.2 Closing Transactions.

a. The closing of the Proposed Transaction (the “Closing”), shall occur promptly upon the expiration of notices hereof to be given to lien holders or others entitled to receive notice of the sale, but in no event later than November 6, 2024 (“Closing Date”), subject to the Seller Deliveries and the Buyer Deliveries.

b. At the Closing:

i. The Seller shall deliver to the Buyer the following (collectively, the “Seller Deliveries”).

A. a duly executed copy of the Surrender Agreement together with all schedules and exhibits thereto;

B. a duly executed copy of this Agreement together with all schedules and exhibits thereto;

C. a duly executed Secured Party’s Bill of Sale executed by the Seller in its capacity as secured party in possession of the Purchased Assets; and

D. satisfactory documentation that addresses the forwarding of collected proceeds received in the Lockbox and/or Collection Account from the Closing Date to and including ninety (90) days after the Closing Date to an account under the control of Buyer, executed by Seller in favor of Buyer; and

ii. The Buyer shall deliver to the Seller the following (collectively, the “Buyer Deliveries”):

A. a duly executed copy of this Agreement together with all schedules and exhibits thereto; and

B. a cash payment in the amount of the Cash Purchase Price, by wire transfer of immediately available funds to the deposit account of Seller listed on Exhibit C,

2.3 Possession of the Assets. Following the Closing, Buyer will have the right to immediate possession of the Purchased Assets.

2.4 Purchase Price. The aggregate consideration to be paid by the Buyer for the Purchased Assets shall be a cash payment by Buyer to Seller on the Closing Date in an amount equal to $800,000 (the “Cash Purchase Price”).

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ARTICLE III

CONDITIONS TO CLOSING

3.1 Conditions to the Buyer’s Obligations. The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to:

a. The receipt by Buyer, in form and substance satisfactory to Buyer, of the Seller Deliveries, any of which the Buyer shall have the right to waive and proceed to the Closing;

b. The representations, warranties, and covenants of Seller made herein shall have been true as of Closing Date;

c. As of the Closing Date, the sale of the Purchased Assets by Seller or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including the “automatic stay” under 11 U.S.C. §362 in any pending case under Title 11 of the United States Code by or against Borrower. No litigation shall have been filed that would prevent closing or subject Buyer to a claim for damages as a result of the consummation of the Proposed Transaction;

d. Satisfactory completion of confirmatory due diligence, including a field audit of all inventory to be acquired, at Buyer’s sole cost and expense;

e. Receipt of accounts receivable agings as of the Closing Date, in form and substance acceptable to Buyer together with copies of all invoices related to all Accounts Receivable created during the Interim Period;

f. Buyer shall have entered into a satisfactory lease with the landlord of the manufacturing facility located at 106 Purdy Avenue, Port Chester, NY, which lease shall not require Buyer to assume any past due amounts owed by the Borrower;

g. Borrower, Robert A. Richter, and Deborah F. Richter, shall execute and deliver the Consent attached hereto;

h. Confirmation that the Company has maintained its operations during the Interim Period and has continued to employ essential employees; and

i. The delivery of notice from the Seller that all of the conditions set forth in Section 3.2 hereafter are satisfied or waived.

3.2 Conditions to the Seller’s Obligations. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the receipt by Seller, in form and substance satisfactory to Seller, of the Buyer Deliveries and the items listed below, any of which the Seller shall have the right to waive and proceed to the Closing:

a. The expiration of the 10-day notice period set forth in the notices of secured party private sale issued by Seller to the parties listed on Exhibit E hereto;

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b. The expiration of the 25-day notice period set forth in the notices of secured party private sale issued by Seller to the parties listed on Exhibit F hereto;

c. The absence of any prohibition, stay, condition, limitation or impediment to Closing issued, ordered or imposed by any Governing Authority;

d. Borrower, Robert A. Richter, and Deborah F. Richter, shall execute and deliver the Consent attached hereto; and

e. The delivery of notice from the Buyer that all of the conditions set forth in Section 3.1 above are satisfied or waived.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

As a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Seller hereby represents and warrants to the Buyer that the following are true and correct:

4.1 Title to Loan Documents. Seller is the holder of the of the Bank Loan Documents and of the Loan Documents.

4.2 Default, Valid Lien and No Discharge. Borrower is in default of its obligations under the Loan Documents and other obligations owing to Seller and Seller has validly exercised its rights under the Loan Documents and applicable law in foreclosing on the Purchased Assets. Seller has a valid and perfected first-priority Lien upon and security interest in the Purchased Assets, and Seller has not amended or modified the Loan Agreement or the other Loan Documents so as to limits its right to enter into this Agreement with Buyer. Seller has not discharged in whole or in part its security interest and Lien in the Purchased Assets.

4.3 Organization and Power. The Seller is limited liability company duly organized and validly existing under the laws of the State of Michigan, with full power and authority to enter into this Agreement and to perform its obligations hereunder.

4.4 Authorization. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Seller and no other requisite act or proceeding on the part of the Seller, or its governing body is necessary to authorize the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and this Agreement constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

4.5 Purchased Assets.

a. Seller makes no representation or warranties regarding the scope and/or extent of the Purchased Assets;

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b. Upon execution of this Agreement and receipt by the Seller of the Buyer Deliverables, including the Cash Purchase Price at Closing, all Liens that Seller may have in or to the Purchased Assets shall, and shall be deemed, discharged in accordance with Section 9-617(a) of the UCC and Seller shall, in accordance with Section 3.2 of this Agreement, execute and deliver in favor of Buyer such other and further documents and instruments, in form and substance reasonably satisfactory to Buyer, in order to evidence the transfer of the Purchased Assets by Seller to Buyer;

c. Seller has complied with all applicable provisions of the UCC in order to effectuate the Proposed Transaction, including, without limitation, providing notice of the Proposed Transaction to all secured creditors of Borrower as required under the UCC;

d. To the best of its knowledge following diligent inquiry, the sale of the Purchased Assets by the Seller or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including the “automatic stay” under 11 U.S.C. §362 in any pending case under Title 11 of the United States Code by or against Borrower; and

e. Seller has not conveyed, assigned, transferred or otherwise encumbered its Lien on the Purchased Assets or transferred any of its rights under the Bank Loan Documents or the Loan Documents.

4.6 Governmental Authorities and Consents. The Seller is not required to submit any notice, report or other filing with any Governing Authority in order for Seller to execute and deliver this Agreement, consummate the transactions contemplated hereby or deliver to the Buyer all of Seller’s right, title and interest in the Purchased Assets subject to the terms hereof. No consent, approval or authorization of any Governing Authority is required to be obtained by the Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.7 Brokerage. There are no claims for brokerage commissions, employee bonuses, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller that would be binding upon any other Party hereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

As an inducement to the Seller and Borrower to enter into this Agreement and consummate the transactions contemplated hereby, the Buyer hereby represents and warrants to the Seller and Borrower that the following are true and correct:

5.1 Recitals. The matters and facts set forth in the Recitals above are true and correct.

5.2 Organization and Power. The Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

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5.3 Authorization. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Buyer and no other requisite act or proceeding on the part of the Buyer, its board of directors or governing body is necessary to authorize the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and, assuming that this Agreement is the valid and binding obligation of the Seller and the Borrower, this Agreement constitutes a valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

5.4 Governmental Authorities and Consents. The Buyer is not required to submit any notice, report or other filing with any Governing Authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any Governing Authority is required to be obtained by the Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5.5 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Buyer that would be binding upon any other Party hereto.

5.6 Purchased Assets. Buyer has inspected the Purchased Assets, is satisfied with their condition, and assumes all risk of the quality, condition, location and extent of the Purchased Assets.

5.7 Waiver of Certain Warranties. The Seller is selling the Purchased Assets to Buyer “AS IS, WHERE IS.” SELLER DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE OR PURPOSE. SELLER ALSO DISCLAIMS ALL WARRANTIES OF TITLE. BUYER AGREES TO TAKE THE PURCHASED ASSETS ON THAT BASIS.

ARTICLE VI

COVENANTS

6.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants set forth in this Agreement shall survive the Closing.

6.2 Collections. During the 90-day period following the Closing, if Seller receives payment on any Accounts Receivable consisting of the Purchased Assets, Seller shall remit payment of such collected amounts to Buyer, and shall hold such payments in trust for the benefit of Buyer until such amounts are remitted to Buyer. Buyer immediately after Closing shall take steps to notify account obligors to make payment to a lockbox and collection account established by Buyer.

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6.3 Press Release and Announcements. Unless required by law (in which case each of the Parties agrees to use reasonable efforts to consult with the other Parties prior to any such disclosure as to the form and content of such disclosure), after the date hereof and through and including the Closing Date, no press releases, announcements or other public releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the consent of each of all of the Parties, except that no Party shall be under any restriction with respect to the disclosure of information which it, in its sole and absolute discretion, deems necessary or appropriate to the exercise and enforcement of its rights and interests including those acquired or sold, or to be acquired or sold, hereunder.

6.4 Further Assurances. From time to time, as and when requested by any Party hereto and at such Party’s out-of-pocket reasonable expense, any other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further actions as the requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement. In addition to the foregoing, the Seller and/or the Borrower shall take such actions as may be reasonably requested by the Buyer to permit the Buyer to take delivery of and to transport the Purchased Assets, if applicable.

6.5 Sales and Transfer Taxes. All sales, use, excise, value-added, goods and services, transfer, recording, documentary, registration, conveyancing and similar taxes that may be imposed on the sale and transfer of the Purchased Assets (including any stamp, duty or other tax chargeable in respect of any instrument transferring property be paid), together with any and all penalties, interest and additions to tax with respect thereto, shall be paid by the Buyer. The Buyer and the Seller shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of applicable law in connection with the payment of any such taxes described in the immediately preceding sentence.

6.6 Mutual Assistance. The Buyer and the Seller agree that they will mutually cooperate in the expeditious filing of any notices, reports and other filings with any governmental authority required to be submitted jointly by the Buyer and the Seller in connection with the execution and delivery of this Agreement and the consummation of the Proposed Transactions. The Buyer and Seller agree to execute and deliver to the other party any other documentation reasonably required or requested by the other party (at the requesting party’s expense) to effectuate the intent of the parties to this Agreement, including documentation required in connection with recording in the public record Buyer’s acquisition of the Purchased Assets (and otherwise consistent with Article 9 of the UCC) necessary to implement a proper chain of title in connection with the assignment to and ownership of the Purchased Assets.

6.7 Term. Unless the Proposed Transaction closes or this Agreement is extended in writing by the Buyer and the Seller, this Agreement will terminate at 5:00 p.m. (Eastern) on November 6, 2024.

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ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Acknowledgment by the Buyer. BUYER ACKNOWLEDGES AND AGREES THAT SELLER (A) MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE CONCERNING THE PHYSICAL CONDITION OF THE PURCHASED ASSETS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ENVIRONMENTAL OR PHYSICAL CONDITION THEREOF, THE COMPLIANCE OF THE PURCHASED ASSETS WITH ANY LAWS, RULES OR REGULATIONS, THE MERCHANTABILITY OR SUITABILITY OF THE PURCHASED ASSETS FOR CURRENT USE OR BUYER’S PROPOSED USE, OR WITH RESPECT TO THE QUALITY OR VALUE OF THE PURCHASED ASSETS AND (B) MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, INLCUDING WARRANTY OF TITLE, OF ANY KIND OR NATURE EXCEPT AS SET FORTH IN THIS AGREEMENT FOR WHICH BUYER MAY SEEK RECOURSE UPON A BREACH BY SELLER THEREOF. Rather, the only representations and warranties made by Seller are as set forth in Article IV.

7.2 Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided that any such amendment or waiver will be binding upon the Seller or the Buyer only if such amendment or waiver is set forth in a writing executed by the Seller or the Buyer, as the case may be. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

7.3 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered by hand or sent by telecopy (with hard copy to follow); (ii) one day after being sent by reputable overnight express courier (charges prepaid), or (iii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Seller and the Buyer shall be sent to the addresses indicated below:

Notices to Buyer:

SECOND EMPIRE, LLC

c/o Coffee Holding Co., Inc.

3475 Victory Boulevard,

Staten Island, NY 10314

with a copy to (which shall not constitute notice to the Buyer):

Lowenstein Sandler LLP

One Lowenstein Drive

Roseland, NJ 07068

Attention: Steven Skolnik, Esq.

E-mail: sskolnick@lowenstein.com

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Notices to the Seller:

Bridge Business Credit, LLC

900 Wilshire Dr., Suite 305

Troy, MI 48084

Attention: James Campbell

E-mail: jcampbell@bridgebusinesscredit.com

With a copy to:

Miller Canfield PLC

150 West Jefferson, Suite 2500

Detroit, MI 48226

Attention: Steven Roach, Esq.

E-mail: roach@millercanfield.com

7.4 Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective heirs, successors and assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Seller or the Buyer, as the case may be, without the other Party’s prior written consent.

7.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.6 Interpretation. The headings and captions used in this Agreement, in any Schedule or Exhibit hereto, in the table of contents or in any index hereto are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement or any Schedule or Exhibit hereto, and all provisions of this Agreement and the Schedules and Exhibits hereto shall be enforced and construed as if no caption or heading had been used herein or therein. Any capitalized terms used in any Addendum or Schedule attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The use of the word “including” herein shall mean “including without limitation” and shall not be deemed to be limiting, unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. The Parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty or covenant. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

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7.7 No Third-Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the Parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including employees and creditors of the Borrowers, the Buyer and their Affiliates.

7.8 Complete Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

7.9 Delivery by Facsimile or Electronic Transmission. This Agreement and any notices delivered under this Amendment, may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. This Agreement and any notices delivered under this Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Agreement and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of this Amendment or notice. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in PDF to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in PDF as a defense to the formation of a contract and each such Party forever waives any such defense.

7.10 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK.

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7.11 Jurisdiction. Anything in Section 7.10 to the contrary notwithstanding, each of Buyer and Seller hereby irrevocably consent to the non-exclusive jurisdiction of the courts of the state of New York, County of New York and of any federal court located therein in connection with any action or proceeding arising out of or relating to this Agreement.

7.12 Waiver of Jury Trial. EACH OF BUYER AND SELLER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

7.13 Schedules. All Exhibits and Schedules attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Exhibits or Schedules shall be deemed to refer to this entire Agreement, including all Exhibits and Schedules.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SELLER:

BRIDGE BUSINESS CREDIT, LLC

By:	/s/ James Campbell
Name:	James Campbell
Title:	Chief Credit Officer

BUYER:

SECOND EMPIRE, LLC

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	President

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Consent

ACKNOWLEDGED AND AGREED:

By its respective signature below, each of the undersigned acknowledges and agrees to the terms of this Purchase Agreement and hereby releases Buyer from any and all liabilities, claims and demands, actions and causes of action, damages, costs, payments and expenses of every kind, nature or description, in all domestic and foreign legal jurisdictions, arising from any event or transaction occurring in connection with, or arising out of, this Purchase Agreement. Each of the undersigned agrees that Buyer shall be entitled to rely on the representations and warranties made by Borrower in the Surrender Agreement as a third-party beneficiary thereof.

The undersigned represent and warrant to Buyer that the following are true and accurate:

1.	As of September 30, 2024, the Indebtedness includes the sum of $1,347,976.44 in principal plus $25,251.34 in accrued interest. The foregoing amounts are exclusive of interest that continues to accrue on and after September 30, 2024, and all other costs fees and expenses of Lender, including reasonable attorney fees.

2.	The only Liens on the Purchased Assets are the Liens of the Seller and of the U.S. Small Business Administration in existence immediately prior to the consummation of the Proposed Transaction.

3.	The Lien of Seller on the Purchased Assets is a first priority Lien.

4.	Borrower has good title to the Purchased Assets, including the machinery and equipment identified in the Secured Party’s Bill or Sale, subject solely to the Liens of the Seller and of the U.S. Small Business Administration immediately prior to the consummation of the Proposed Transaction.

5.	Borrower does not own any Intellectual Property that has been registered with the United States Patent and Trademark Office.

6.	The recitals set forth in this Purchase Agreement are true and accurate in all respects.

7.	The recitals set forth in the Collateral Surrender and Sale Agreement are true and accurate in all respects.

8.	The Accounts Receivable and inventory reports delivered to the Buyer as of the Closing Date are true and correct in all respects.

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This consent does not modify or expand the limited obligations of Deborah F. Richter under the Guaranty dated October 23, 2015, as amended by the Amendment to Guaranty dated as of May 10, 2024.

EMPIRE COFFEE CO., INC.

By:	/s/ Robert A. Richter
Name:	Robert A. Richter
Title:	President

/s/ Robert A. Richter	/s/ Deborah F. Richter
Robert A. Richter, as guarantor	Deborah F. Richter, as limited guarantor

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COLLATERAL SURRENDER AND SALE AGREEMENT

This Collateral Surrender and Sale Agreement ("Agreement") is made as of October 8, 2024 ("Effective Date"), among Bridge Business Credit, LLC, a Michigan limited liability company ("Lender"), Empire Coffee Company, Inc., a New York corporation ("Debtor"), Robert A. Richter ("Robert'), and Deborah F. Richter ("Deborah" or "Limited Guarantor" and collectively with Robert, the "Guarantors," and collectively with the Debtor, the "Debtor Parties").

RECITALS OF FACTS

A. Lender, as successor in interest to M&T Bank, and Debtor previously entered into a certain (1) Loan and Security Agreement dated as of October 23, 2015, as amended, and (2) other documents, evidencing, securing, or relating to, in part, that certain revolving line of credit loan in the original current principal amount of Two Million and 00/100 Dollars ($2,000,000.00) ("Original Line of Credit").

B. Guarantors and other parties executed a Guaranty dated October 23, 2015 (the "Guaranty") to M&T Bank regarding the Original Line of Credit.

C. Debtor and Lender entered into a certain Amended and Restated Loan Agreement on May 10, 2024 ("Loan Agreement"), to renew and extend the Original Line of Credit to a sum not to exceed Three Million and 00/100 Dollars ($3,000,000.00) ("Extended Line of Credit").

D. On May 10, 2024, Debtor and Lender executed an Amended and Restated Promissory Note (Line of Credit) ("Note") evidencing the Extended Line of Credit.

E. Guarantors and Lender subsequently entered into an Amendment to Guaranty dated as of May 10, 2024 ("Guaranty Amendment"), amending the Guaranty. Under the Guaranty Amendment, among other things, Deborah's liability under the Guaranty was "limited to Deborah F. Richter's right, title and interest in and to (a) the Collateral (as defined in the Security Agreement (Re: Securities Account) between Robert A. Richter, Deborah F. Richter and Bridge and dated on or about the date of this Amendment) related to a certain account held at Independent Bank, a Michigan banking corporation, and (b) the real property located at 100 Commonwealth Avenue, Alexandria, Virginia."

F. On May 10, 2024, Robert executed a Continuing Guaranty Agreement ("Continuing Guaranty"), whereby Robert guaranteed payment of all of Debtor's obligations to Lender. The Continuing Guaranty is for an unlimited amount.

G. On May 10, 2024, Debtor executed a Security Agreement (All Assets) ("Security Agreement"), granting Lender a first priority security interest in all of Debtor's personal property ("Collateral"). In particular, the Collateral includes, without limitation, all of Debtor's accounts receivable, all of Debtor's inventory, all of Debtor's machinery and equipment, and all products and proceeds thereof.

H. The Loan Agreement, Note, Guaranty, Guaranty Amendment, Continuing Guaranty, Security Agreement, and all related documents are referred to collectively as the "Loan Documents."

I. Debtor is in default under the Loan Documents, which defaults have not been cured or otherwise waived by Lender.

J. As of September 30, 2024, the Indebtedness includes the sum of $1,347,976.44 in principal plus $25,251.34 in accrued interest. The foregoing amounts are exclusive of interest that continues to accrue on and after September 30, 2024, and all other costs fees and expenses of Lender, including attorney fees. The Indebtedness is unconditionally owed by Borrower and Robert without offset, defense or counterclaim of any kind, nature or description whatsoever.

K. The Collateral includes the machinery and equipment identified in Exhibit A.

L. Debtor's Collateral is located at 106 Purdy Avenue, Port Chester, New York 10573 (the "Business Premises").

M. Second Empire, LLC ("Buyer") has offered to buy the Collateral, as is, where is, with no representation or warranties of any kind by Lender through a private sale under Article Nine of the UCC (the "Sale"). The aggregate consideration to be paid by the Buyer shall be a cash payment by Buyer to Lender in an amount equal to $825,000.00 (the "Purchase Price") less a $50,000.00 "Clawback" (the "Cash Purchase Price" or "Sale Proceeds"). The Cash Purchase Price shall increase or decrease, as applicable, (i) on a dollar-for-dollar basis as follows (a) collections received by the Company and/or the Lender which are applied to reduce the outstanding indebtedness owed by the Company to the Lender during the period commencing on October 1, 2024 through and until closing of the transaction ("Interim Period"), shall reduce the Cash Purchase Price, and (b) Accounts Receivable generated by the Company during the Interim Period shall increase the Cash Purchase Price, and (ii) any changes in the amount of inventory on hand as of the Interim Period shall increase or decrease the Cash Purchase Price as applicable by an amount equal to 25% of the value of such inventory (each such adjustment to the purchase price shall be referred to as a "Purchase Price Adjustment"). The Purchase Price Adjustment shall be determined as of the date immediately preceding the Closing Date.

N. Buyer anticipates closing on the Sale during the time frame of October 15 to October 18, 2024, inclusive (the "Closing Date"), with the precise Closing Date in that time frame to occur based on Buyer sending notice to Lender and Debtor Parties.

O. Debtor has agreed to surrender to Lender the Collateral at the Business Premises by delivering same to Buyer at the Business Premises at the closing of the sale described above.

NOW, THEREFORE, in consideration of the facts set forth above, and the mutual covenants set forth below, the parties agree as follows:

AGREEMENT

1. **Representations of Debtor Parties.** Debtor Parties represent and warrant the following:

a. The recitals are true and correct.

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b. Debtor owns the Collateral, including the machinery and equipment listed in Exhibit A, and has the legal right to surrender the Collateral to the Lender pursuant to this Agreement.

c. The only secured parties are Lender and the U.S. Small Business Administration. Lender has the first priority security interest in the Collateral.

2. **Surrender and Assignment of Collateral.** Effective at the Closing Date, Debtor surrenders all of its right, title, and interest in and to the Collateral by delivering the Collateral at the closing of the sale described above to Buyer at the Business Premises. Debtor shall cooperate fully with Buyer and with Lender's efforts to undertake a private sale of the Collateral in accordance with M.C.L. § 440.9610. Notwithstanding the surrender of its Collateral, until the sale contemplated under this Agreement has closed, Debtor may continue to operate the Collateral, to maintain the Collateral, and to insure the Collateral. Debtor shall deliver to Bank and to Buyer accounts receivable agings as of the Closing Date, in form and substance acceptable to Buyer together with copies of all invoices related to all Accounts Receivable created during the Interim Period, and an updated statement of Inventory as of the Closing Date, in form and substance acceptable to Buyer;

In no event will the surrender of Collateral vest title into Lender, provided however, that the surrender of Collateral by Debtor to Lender will give Lender the ability to transfer title of the Collateral to the Buyer. .

3. **Acknowledgement of Adjustment to Sale Proceeds.** Debtor Parties understand and acknowledge that Debtor will continue to operate through the Closing Date.

a. While operating, the Inventory levels might increase or might decrease, which might result in an adjustment to the Sale Proceeds as of the Closing Date.

b. While operating, the Accounts Receivable balance might increase or might decrease, which might result in an adjustment to the Sale Proceeds as of the Closing Date.

4. **Disposition of Collateral.** Debtor Parties agree that Lender may dispose of the Collateral by private sale in accordance with the terms of this Agreement. Debtor Parties acknowledge that disposition of the Collateral in accordance with the terms of this Agreement is commercially reasonable. Debtor shall fully cooperate with the Lender and with the Buyer, including the execution of any necessary documents to effect transfer title of the Collateral to Buyer.

5. **Access to Collateral**. This Agreement also serves as the Debtor's authorization to any employee or agent of Debtor to grant to Lender or Lender's designee (including without limitation, the Buyer), and Debtor hereby grants to Lender and its designees, full and complete access to the Business Premises to allow Buyer, Lender or their designees to assemble, inspect, sell and/or take possession of any such Collateral.

6. **Mitigation of Damages.** Debtor Parties hereby acknowledge and agree that because any and all actions taken by Lender under this Agreement, including as set forth in **Section**

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4 above, with regard to the disposition of the Collateral at a private sale are deemed commercially reasonable by the Debtor Parties, each Debtor Party waives their respective right to assert a claim against Lender for failing to mitigate damages. Debtor Parties acknowledge and agree that the waiver set forth in this paragraph shall survive the sale of the Collateral.

7. **Waiver under Article Nine of the UCC.** Each Debtor Party acknowledges that it is in default and waives, in accordance with section 9-624 of the Uniform Commercial Code as adopted by the State of Michigan or such other jurisdiction where the Collateral is located, as applicable ("UCC"), its right to require disposition of collateral under subdivision (e) of section 9-620 of the UCC, its right to receive notification of any liquidation, settlement, or other disposition of collateral pursuant to Sections 9-610 and 9-611 of the UCC, and its right to redeem collateral pursuant to Section 9-623 of the UCC.

8. **Additional Waivers**. Borrower and each Guarantor knowingly waives any rights they may have to notice and a hearing before any court of competent jurisdiction and consent to Lender's possession, sale, transfer, license or other disposition of or realization on the Collateral. Without in any way limiting or prejudicing the rights or remedies of Lender under the Loan Documents and applicable law, Borrower and each Guarantor agrees that Lender may (i) at any time, accept possession of, and exercise its right to dispose of any and all such Collateral as provided for under the Loan Documents and applicable law free and clear of any and all rights of Borrower in or to any of the Collateral and (ii) take such action as Lender may deem appropriate with respect to the Collateral.

9. **Waiver of Defenses.** Guarantors each acknowledge and agree that the Guaranty (as amended by the Guaranty Amendment) and the Continuing Guaranty that were previously delivered to Lender remain valid and binding obligations upon them, and each further acknowledges and reaffirms its obligations under these guaranties, without any defense, offset, recoupment, or claim of any kind. To the extent that such a claim or defense may or does exist, Guarantors waive the same, including without limitation, any and all defenses arising by reason of (i) any and all amendments or modifications of any document, (ii) any and all alterations, accelerations, extensions, or other changes in the time or manner of payment or performance, (iii) any and all increases or decreases in the rate of interest or other charges, (iv) the release, substitution, or addition of collateral, borrowers, or guarantors, (v) any failure of Lender or its predecessors to give notice of default to any borrower or guarantor, (vi) any failure of Lender or its predecessors to pursue any borrower or guarantor or any property of any borrower or guarantor with due diligence, (vii) any failure of Lender or its predecessors to resort to collateral or remedies which may be available to them, and (viii) any and all defenses arising out of the guarantor / principal relationship.

10. **Lender to Retain Proceeds.** Debtor authorizes the Lender to receive all proceeds from the sale or disposition of the Collateral and apply the proceeds in accordance with the terms of this Agreement.

11. **Choses in Action.** Choses in action are not being sold by Lender to Buyer and shall be retained by Lender. Notwithstanding anything to the contrary, Debtor warrants and represents that (a) it has not instituted litigation against any party prior to the date of this

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Agreement that remains pending and (b) to the best of its knowledge, information, and belief, it has no Choses in Action.

12. **Deficiency.** It is agreed that the Sale Proceeds is less than the current amount of the Indebtedness. Debtor Parties shall remain fully liable for any deficiency, to the fullest extent of their respective obligations under the Loan Documents.

13. **Other Security Interests in Collateral.** To the extent that Lender determines that other creditors of Debtor have a right to a security interest in the Collateral, Lender, in its sole discretion, has the right to determine the disposition of such Collateral and proceeds from other creditors. However, Lender is not undertaking any effort to do so. Rather, Lender reserves the right to retain the full amount of the Sale Proceeds.

14. **No Assumption of Liabilities.** Debtor Parties acknowledge that by Lender accepting possession of the Collateral, Lender has not agreed to assume any other obligations or liabilities of Debtor to other creditors, including creditors having competing claims against any or all of the Collateral. Debtor Parties further acknowledge that, as Debtor will have possession of the Collateral until the Closing Date and then Buyer will take immediate possession of the Collateral, Lender has no obligation to maintain, safe keep, or otherwise protect any of the Collateral.

15. **Voluntary Surrender.** Debtor hereby acknowledges that it is granting possession of the Collateral to Lender freely, voluntarily, without breach of the peace, without compulsion by judicial process, and of its own free will.

16. **Release**. Each of the Debtor Parties releases and forever discharges Lender, and all parent companies, subsidiaries and affiliates of Lender and all former and current officer, directors, employees, agents, and members of Lender of and from any all claims and causes of action, at law or at equity, based on any fact currently in existence, whether known or unknown, including without limitation any such claims or causes of action arising out of the Loan Agreement, the Note, the Loan Documents, the Collateral, or this Agreement. The terms of this release will be interpreted as broadly as possible.

17. **Indemnification**. Debtor hereby indemnifies, defends (through attorneys acceptable to Lender), and holds Lender and all parent companies, subsidiaries, and affiliates of Lender and all former and current officers, directors, members, employees, agents, attorneys, and other representatives of Lender and such other entities (all being hereinafter collectively called the "**Indemnified Parties**") harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, reasonable attorney's fees and other costs, fees and expenses suffered or incurred by Lender or any other of the Indemnified Parties which directly or indirectly relate to or arise out of the Loan Documents, the Collateral, or this Agreement, including without limitation (a) the occurrence of any breach by any of the Debtor Parties, or (b) any acts or omissions by any of the Debtor Parties, provided that such loss, damage, or liability is not caused by the a breach by, or the acts or omissions of, Lender or any other Indemnified Party. In addition to the foregoing indemnification provisions, Lender shall be entitled to pursue any and all rights and remedies available to Lender under this Agreement. All of the covenants, obligations, terms, remedies, and indemnities contained in this section shall expressly survive the closing of the

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transactions contemplated by this Agreement and shall not be merged into any of the closing documents but shall be independently enforceable.

18. **Assignment.** This Agreement shall not be assignable by any of the Debtor Parties without the written consent of Lender. This Agreement is freely assignable by Lender.

19. **Successors and Assigns.** All terms and provisions of this Agreement shall be enforceable by the respective successors, heirs, representatives, and assigns of the parties to this Agreement.

20. **Third Parties.** This Agreement is for the benefit of the parties, their successors, heirs, representatives, and assigns, and is not for the benefit of any third party; provided, however, that Buyer shall be entitled to rely on the representations and warranties set forth herein by the Debtor Parties.

21. **Authority to Execute.** Each party signing this Agreement represents and warrants that it has the full power and authority to execute, deliver, and perform the terms of this Agreement.

22. **Review of Agreement.** Each party signing this Agreement acknowledges and agrees that it has completely read, fully understands, and has voluntarily executed this Agreement, and acknowledges that it has either had the Agreement reviewed by legal counsel or has had the opportunity for such review and has voluntarily declined to avail itself of that opportunity.

23. **Power of Attorney**. Debtor irrevocably grants to Buyer a power of attorney to execute any and all documents reasonably necessary for Buyer to take possession of the Collateral and to undertake all such acts reasonably necessary for Buyer to take possession of the Collateral.

24. **Entire Agreement.** This Agreement contains all terms of the agreement between the parties with respect to the surrender and sale of Collateral and the related matters set forth herein. Each party to this Agreement acknowledges that there are not now, nor will there be later, any unwritten oral agreements between the parties. This Agreement may be amended only by a writing explicitly referencing this Agreement and signed by all parties to this Agreement.

25. **Severability.** The unenforceability of any provision of this Agreement shall not affect the enforceability of the remaining provisions of this Agreement.

26. **Governing Law.** This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

27. **Agreement in Counterparts.** This Agreement may be executed in counterparts, and shall be effective against parties executing this Agreement even if not signed by all parties hereto.

Balance of page is blank. Signatures are on Next Page.

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IN WITNESS OF WHICH, the parties have executed this Agreement effective as of the Effective Date set forth above.

Bridge Business Credit, LLC

By: /s/ James Campbell________________
Its: Chief Credit Officer

Empire Coffee Company, Inc.

By: /s/ Robert Richter________________
Its: President

Guarantor

/s/ Robert A. Richter________________
Robert A. Richter

Limited Guarantor

/s/ Deborah F. Richter____________
Deborah F. Richter

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SECURED PARTY BILL OF SALE

This **SECURED PARTY BILL OF SALE** (this "Secured Party Bill of Sale") is made and entered into as of November 6, 2024 by and between BRIDGE BUSINESS CREDIT, LLC as secured party in possession ("Seller") and SECOND EMPIRE, LLC, a Delaware limited liability company (together with its successors and assigns, the "Buyer").

WHEREAS, this Secured Party Bill of Sale is made pursuant to and is subject to certain Secured Creditor Sale Agreement, dated as of the date hereof, between Seller and Buyer, and acknowledged by Borrower and the guarantors (the "Purchase Agreement").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby agrees as follows:

1. In accordance with Sections 9-610 and 9-617(a) of the UCC, Seller, in consideration and upon receipt of the Cash Purchase Price (as defined in the Purchase Agreement), and as secured party in possession, does hereby sell, convey, assign, transfer and deliver to the Buyer all right, title and interest in and to the Purchased Assets (as defined in the Purchase Agreement).

2. **The Seller is selling the Purchased Assets to Buyer "AS IS, WHERE IS" basis. Except as expressly set forth in Article IV of the Purchase Agreement, Seller makes no representations or warranties of any kind, express or implied, including without limitation warranties of title, fitness for a particular purpose or merchantability.**

3. This Secured Party Bill of Sale is made pursuant to and is subject to the Purchase Agreement. In the event of a conflict between the terms of this Secured Party Bill of Sale and the Purchase Agreement, the terms of the Purchase Agreement shall govern. Any defined term used in this Secured Party Bill of Sale shall have the meanings set forth in the Purchase Agreement.

4. This Secured Party Bill of Sale may be executed in multiple counterparts, each of which when executed shall constitute one and the same agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Seller has executed and delivered this Secured Party Bill of Sale on the date first above written.

SELLER:

BRIDGE BUSINESS CREDIT, LLC

By: ______________________

Name:

Title:

ACCEPTED AND AGREED:

BUYER:

SECOND EMPIRE, LLC

By: ______________________

Name: Andrew Gordon

Title: President